                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         HEALTH O METER PRODUCTS, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           PETER C. MCC. HOWELL, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No Fee required.
    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
        Not Applicable

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
        Not Applicable

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        Not Applicable

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
        Not Applicable

        ------------------------------------------------------------------------

     (5)  Total fee paid:
        Not Applicable

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
        Not Applicable

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
        Not Applicable

        ------------------------------------------------------------------------

     (3)  Filing Party:
        Not Applicable

        ------------------------------------------------------------------------

     (4)  Date Filed:
        Not Applicable

        ------------------------------------------------------------------------

                         HEALTH O METER PRODUCTS, INC.

                                                              January [30], 1997

To the Stockholders of Health o meter Products, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Health o meter Products, Inc. (the "Company") to be held at 10:00 a.m. (EDT), on Thursday, March 6, 1997 at The Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio.

     In addition to the election of Directors, at this year's Annual Meeting stockholders will be asked to approve changing the Company's name from "Health o meter Products, Inc." to "Signature Brands USA, Inc.;" to approve a new Stock Option and Incentive Plan for the Company; and to ratify the appointment of the Company's independent auditors.

     Regardless of the number of shares you own, it is important that you vote. Whether or not you plan to attend the Annual Meeting, please sign, date and mail your Proxy in the enclosed postage-paid envelope. We hope that you plan to attend the Annual Meeting and we look forward to seeing you. If you do attend the Annual Meeting you may, of course, withdraw your Proxy should you wish to vote in person.

                                          Very truly yours,

                                          PETER C. MCC. HOWELL
                                          Chairman and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 6, 1997

     Notice Is Hereby Given that the Annual Meeting of Stockholders of Health o meter Products, Inc. (the "Company") will be held at The Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio on Thursday, March 6, 1997 at 10:00 a.m. (EDT) for the following purposes:

          1. To elect three Directors in the class whose terms will expire at the Annual Meeting of Stockholders to be held in 2000;

          2. To consider and act upon a proposal to approve and adopt an amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation") to change the Company's name to Signature Brands USA, Inc.;

          3. To consider and act upon a proposal to approve and adopt the Health
     o meter Products, Inc. 1997 Stock Option and Incentive Plan (the "1997 Plan");

          4. To act upon a proposal to ratify the Board of Directors appointment of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the 1997 fiscal year; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on January 17, 1997 are entitled to receive notice of and to vote at the Annual Meeting. In order to assure that your shares are represented at the Annual Meeting, we ask that you promptly sign, date and mail the enclosed Proxy card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person.

                                          By Order of the Board of Directors,

                                          THOMAS F. MCKEE
                                          Secretary
Bedford Heights, Ohio
January [30], 1997

                         HEALTH O METER PRODUCTS, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     MAILED ON OR ABOUT JANUARY [30], 1997

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 6, 1997

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Health o meter Products, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on Thursday, March 6, 1997 at 10:00 a.m. at The Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio or any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The accompanying proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions contained therein, if it is returned duly executed and is not revoked. If no choice is specified in the proxy, it will be voted FOR the election of each of the nominees for director named herein, FOR the proposal to amend the Company's Certificate of Incorporation to change the Company's name to Signature Brands USA, Inc., FOR the proposal to approve and adopt the Health o meter Products, Inc. 1997 Stock Option and Incentive Plan, and FOR the proposal to ratify the Board of Directors' appointment of KPMG Peat Marwick LLP to serve as the Company's independent auditors. Any stockholder may revoke a proxy at any time before its exercise by delivery of written notice to the Secretary of the Company or by a duly executed proxy bearing a later date.

     The record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting was the close of business on January 17, 1997. On that date, there were outstanding and entitled to vote an aggregate of 9,080,534 shares of Common Stock, $.01 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote. Stockholders do not have the right to vote cumulatively in the election of Directors. At the Annual Meeting, the inspectors of election appointed for the Annual Meeting by the Board of Directors will determine the presence of a quorum and will tabulate the results of the vote of the stockholders.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain matters when they have not received instructions from the beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining whether a quorum is present. Pursuant to the Company's By-laws, all matters brought before a meeting of stockholders (other than the election of Directors) will be decided by the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law or by the Certificate of Incorporation. In voting on matters other than the election of Directors, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any proposal requiring the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote. The amendment to the Company's Certificate of Incorporation requires the approval of a majority of the outstanding shares of Common Stock of the Company. Abstentions and broker non-votes will have the same effect as a vote against the proposed amendment to the Certificate of Incorporation.

     The cost of soliciting proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their name and the Company will reimburse them for their out-of-pocket expenses in connection therewith. Directors, officers and management employees of the Company may, without additional compensation, solicit proxies by telephone, mail and personal interview. In addition, the Company has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee estimated to be $3,500 plus reasonable out-of-pocket expenses.

     As used in this Proxy Statement, the "Company" or "Health o meter" refers, unless the context otherwise requires, to Health o meter Products, Inc. and its subsidiaries.

              STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth certain information with respect to the ownership of the Company's Common Stock as of January 17, 1997 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's Directors and nominees for election as a Director, (iii) each of the executive officers of the Company named in the Summary Compensation Table included elsewhere herein, and (iv) all Directors and officers of the Company as a group. The number of shares of Common Stock shown as owned by the persons and group named below assumes the exercise of all outstanding options held by such persons and group that are exercisable within 60 days after January 17, 1997, and the percentage shown assumes the exercise of such options and assumes that no options held by others are exercised. All information with respect to beneficial ownership has been furnished by the respective Director, nominee for election as a Director, executive officer, or 5% beneficial owner, as the case may be. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. For purposes of the following table, each person's "beneficial ownership" of the Company's Common Stock has been determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Rule 13d-3 promulgated thereunder.

                                                                                   PERCENTAGE
                 NAME AND ADDRESS OF                     NUMBER OF SHARES          OF SHARES
                   BENEFICIAL OWNER                     BENEFICIALLY OWNED     BENEFICIALLY OWNED
------------------------------------------------------  ------------------     ------------------
Thomas H. Lee Equity Partners, L.P.(1)................       1,818,203                20.0%
  c/o Thomas H. Lee Company
  75 State Street
  Boston, Massachusetts 02109
ML-Lee Acquisition Fund, L.P.(2)......................       1,563,053                17.2%
  c/o Thomas H. Lee Company
  75 State Street
  Boston, Massachusetts 02109
Peter C. McC. Howell..................................         362,353(3)              3.8%
S. Donald McCullough..................................          97,250(4)              1.1%
Thomas H. Lee (5) (6).................................       1,025,566                11.3%
  c/o Thomas H. Lee Company
  75 State Street
  Boston, Massachusetts 02109
William P. Carmichael.................................          16,000(7)                *
David A. Jones........................................               0                   *
Robert W. Miller......................................         201,052(8)              2.2%
Scott A. Schoen.......................................          19,136                   *
Thomas R. Shepherd(6).................................          54,607                   *
Frank E. Vaughn.......................................          11,250(9)                *
Timothy J. McGinnity..................................          20,000(10)               *
John D. Lange.........................................           9,250(3)                *
Richard C. Adamany....................................          12,800                   *
All Directors and executive officers
  as a group (13 persons)(6)(11)......................       1,821,264                19.0%

---------------
  *  Indicates an amount less than 1%.

 (1) Each of THL Equity Advisors Limited Partnership ("Equity Advisors"), the general partner of Thomas H. Lee Equity Partners, L.P. ("Equity Partners"); THL Equity Trust, the general partner of Equity Advisors; and Thomas H. Lee, a Trustee of THL Equity Trust, also may be deemed to be beneficial owners of the shares of Common Stock held by Equity Partners. Each of Equity Advisors, THL Equity Trust, and Mr. Lee disclaims beneficial ownership of such shares. Each of Equity Advisors and THL Equity Trust maintains a principal business address c/o Thomas H. Lee Company, 75 State Street, Boston, Massachusetts 02109.

 (2) The ML-Lee Acquisition Fund, L.P. (the "ML-Lee Fund") has shared voting and investment power with respect to these shares. Does not include the shares of Common Stock held beneficially by Thomas H. Lee which may be deemed to be beneficially owned by the ML-Lee Fund and Thomas H. Lee Advisors I ("Advisors") as a result of their relationship with Mr. Lee. The ML-Lee Fund and Advisors disclaim beneficial ownership of such shares.

 (3) Reflects shares which may be acquired upon the exercise of stock options exercisable within 60 days of the date hereof.

 (4) Includes 10,000 shares owned directly by Mr. McCullough and 87,250 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the date hereof.

 (5) The shares are held of record by State Street Bank and Trust Company of Connecticut, N.A., 750 Main Street, Hartford, Connecticut 06103, not individually, but as successor Trustee for the 1989 Thomas H. Lee Nominee Trust (the "THL Trust"). The Trustee of the THL Trust disclaims beneficial ownership of such shares.

 (6) Does not include shares of Common Stock held by the ML-Lee Fund which may be deemed to be beneficially owned by Mr. Lee, Mr. Shepherd and Advisors as a result of their relationship with the ML-Lee Fund. Messrs. Lee, and Shepherd and Advisors disclaim beneficial ownership of such shares.

 (7) Consists of 11,000 shares held of record by William P. Carmichael as Trustee of the William P. Carmichael Trust dated April 1, 1985 and 5,000 shares which Mr. Carmichael has the right to acquire upon the exercise of vested options.

 (8) Includes 111,052 shares owned directly by Mr. Miller and 90,000 shares held of record by Trust Company of Illinois, 45 South Park Boulevard, Suite 315, Glenn Ellyn, Illinois 60137, as Trustee of the RW & JS Miller Irrevocable Charitable Trust (the "Miller Trust"). The Trustee of the Miller Trust disclaims beneficial ownership of such shares.

 (9) Includes 1,250 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the date hereof.

(10) Includes 18,000 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the date hereof.

(11) Includes an aggregate of 486,103 shares of Common Stock which may be acquired by the Directors and executive officers of the Company upon the exercise of stock options exercisable within 60 days of the date hereof.

TERMS OF FIRST AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     Messrs. Lee, Miller and Shepherd and others have certain demand and piggyback registration rights pursuant to the First Amended and Restated Stockholders Agreement dated as of March 16, 1992 (the "Stockholders' Agreement"). Such rights provide that stockholders who are parties to the agreement owning stated percentages of the unregistered Common Stock may require the Company to file registration statements under the Securities Act of 1933, as amended (the "Securities Act"), on up to three occasions, for the registration of not less than 15% of the outstanding shares of Common Stock originally subject to the agreement. Subject to certain conditions and limitations, the other parties to the agreement have the right to request that their shares of Common Stock be included in any such registrations. Also, subject to certain conditions and limitations, all such stockholders have the right to require the Company to include their shares of Common Stock in any registered offerings by the Company. Under such agreement, the Company is required to bear all costs and expenses of each such registration (other than underwriters' discounts or commissions which are to be borne by the sellers), and the stockholders and the Company have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the Board of Directors shall consist of such number of Directors as the Board determines from time to time. The size of the Board is currently set at nine members. The Board is divided into three classes, with one class being elected each year for a three-year term. At the Annual Meeting, three Directors are to be elected to serve until the Annual Meeting of Stockholders to be held in 2000. All Directors elected will serve until their successors are duly elected and qualified. The Board of Directors' nominees for election as Directors are Messrs. S. Donald McCullough, Thomas R. Shepherd, and Frank E. Vaughn. Messrs. Shepherd and Vaughn currently serve as Directors of the Company. Mr. Lawrence Zalusky, a Director in the class whose terms expire at this year's Annual Meeting, resigned from the Board effective December 31, 1996. Mr. McCullough, President and Chief Operating Officer of the Company, has been nominated to fill the vacant directorship created by Mr. Zalusky's resignation.

     Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of the three nominees set forth in the table below as Directors of the Company for a three-year term. In the event of the death or inability to act of any of the nominees, the proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason to anticipate that this will occur. In no event will the accompanying proxy be voted for more than three nominees or for persons other than those named below and any such substitute nominee for any of them.

     Set forth below is certain information concerning the nominees for election at the Annual Meeting and Directors who will continue in office subsequent to the Annual Meeting.

NOMINEES FOR ELECTION AT 1997 ANNUAL MEETING

     S. Donald McCullough. Mr. McCullough is a Director nominee of the Company. Mr. McCullough has served as President and Chief Operating Officer of the Company and Health o meter, Inc. ("HOM") since April 1994. Prior to his employment with the Company, Mr. McCullough served in various positions with GTE Corporation. From January 1991 to January 1993, Mr. McCullough was Vice President-General Manager of GTE (Sylvania), European Lighting Division; from 1986 to 1990, he served as Vice President-General Manager of the Automotive/Miniature Lighting Division; from 1982 to 1986, he served as Vice President-Controller of Lighting Products Group; and from 1980 to 1982, he served as Vice President-Controller of Lighting Products International. Mr. McCullough is 53 years of age.

     Thomas R. Shepherd. Mr. Shepherd has been a Director of the Company and HOM since April 1988. He has been engaged as a consultant to Thomas H. Lee Company ("THL") since 1986 and is currently a Managing Director. In addition, Mr. Shepherd is Executive Vice President of Thomas H. Lee Advisors I and an officer of various other THL affiliates. He is also a Director of General Nutrition Companies, Inc. Previously, Mr. Shepherd was President of GTE (Sylvania) Lighting Products from 1983 to 1986; President of North American Phillips Commercial Electronics Corporation from 1981 to 1983; and Senior Vice President and General Manager of GTE (Sylvania) Entertainment Products Group from 1979 to 1981. Mr. Shepherd is 67 years of age.

     Frank E. Vaughn. Mr. Vaughn has been a Director of the Company and HOM since August 4, 1995. Mr. Vaughn is currently an adjunct professor and advisory lecturer at the College of Business Administration and Graduate School of Management at Kent State University. From 1986 to 1991, Mr. Vaughn was an Executive Vice President at Maytag Corporation, a manufacturer of household appliances, and President of its wholly-owned subsidiary, The Hoover Company. Mr. Vaughn is 67 years of age.

DIRECTORS CONTINUING IN OFFICE UNTIL 1998 ANNUAL MEETING

     David A. Jones. Mr. Jones has been a Director of the Company and of HOM since July 1996. Mr. Jones has been Chairman of the Board, President and Chief Executive Officer of Rayovac Corporation, a manufacturer of batteries and battery-operated devices, since September 1996. From 1994 until 1996, Mr. Jones was Chairman of the Board, President and Chief Executive Officer of Thermoscan, Inc., a consumer healthcare products manufacturer. From 1991 until 1994, he was President and Chief Executive Officer of Regina Company, Inc., a manufacturer of household appliances. Mr. Jones resigned from Regina Company in 1994 after a change in control of the company. In March 1995, Regina Company filed for protection under Chapter 11 of the Federal Bankruptcy Code. Mr. Jones is 47 years of age.

     Thomas H. Lee. Mr. Lee has been a Director of the Company and HOM since February 1992. Since 1974, Mr. Lee has served as President of THL. THL and the funds which it advises invest in friendly leveraged acquisitions and recapitalizations. Mr. Lee is also Chairman and a Trustee of Thomas H. Lee Advisors I and II, L.P., the investment advisor to two public mezzanine investment funds, and is Individual General Partner of Equity Advisors, L.P., the investment adviser to Thomas H. Lee Equity Partners, L.P. which participates in equity or equity related investments of the companies acquired. Mr. Lee serves as a Director of Autotote Corporation, Finlay Enterprises, Inc., General Nutrition Companies, Inc., Playtex Family Products Corp. Livent, Inc., and Vail Resorts, Inc. Hills Department Stores, Inc. filed for protection under Chapter 11 of the Federal Bankruptcy Code in February 1991 and emerged from such protection in October 1993 as Hills Stores Company. Mr. Lee was Chairman of the Board of Hills Stores Company at that time. Mr. Lee is 52 years of age.

     Robert W. Miller. Mr. Miller has been a Director of the Company and of HOM since March 1984. Mr. Miller was President of the Company and HOM from March 1984 until his retirement in 1993. From 1974 until the time he joined the Company and HOM, he worked for a predecessor of Sunbeam-Oster Company, Inc., a manufacturer of consumer, industrial and commercial products, where he was a Corporate Vice President and President of the Domestic Consumer Products Group. From 1971 to 1973, Mr. Miller was Vice President-Marketing of Spaulding Corp., a sporting goods manufacturer. Mr. Miller was Vice President-Marketing of Schick Electric Company, a producer of personal care products, from 1969 to 1971. Mr. Miller is 68 years of age.

DIRECTORS CONTINUING IN OFFICE UNTIL 1999 ANNUAL MEETING

     William P. Carmichael. Mr. Carmichael has been a Director of the Company and of HOM since April 1992. From January 1993 until October 1993 when he retired, Mr. Carmichael was the Senior Vice President and Chief Accounting Officer of Sara Lee Corporation, an international manufacturer of food and consumer packaged goods. From August 1991 to January 1993, he was the Vice President and Controller of Sara Lee Corporation. Prior to his employment with Sara Lee Corporation, he was the Senior Vice President and Chief Financial Officer of Beatrice Companies, Inc., a diversified food and food products company, from May 1987 until November 1990. Mr. Carmichael also serves as a Director of Cobra Electronics Corporation and The Hain Food Group, Inc., and as a trustee of the Time Horizon Funds. Mr. Carmichael is 53 years of age.

     Peter C. McC. Howell. Mr. Howell has served as Chairman of the Board, Chief Executive Officer and a Director of the Company and of HOM since August 1994. He served as President and Chief Executive Officer of Mr. Coffee, inc. ("Mr. Coffee"), a manufacturer of consumer appliances acquired by the Company in August 1994, from 1989 to the date of the acquisition. Mr. Howell served as Mr. Coffee's Chief Operating Officer from April 1989 to September 1989 and as Vice President, Treasurer and Chief Financial Officer from October 1988 to April 1989. Mr. Howell is also a Director of Libbey, Inc. which designs, manufactures and markets brand name, machine made glass beverageware and tableware. Mr. Howell is 47 years of age.

     Scott A. Schoen. Mr. Schoen has been a Director of the Company and HOM since September 1994. He is a Managing Director of THL, which he joined in 1986. Prior to that time, Mr. Schoen served as an Associate in the Private Finance Department of Goldman, Sachs & Co., an investment banking firm. Mr. Schoen is also a Director of First Alert, Inc., LaSalle Reinsurance Ltd., and Rayovac Corporation, and as a trustee of the Insight Premier Funds. Mr. Schoen is 38 years of age.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation Committee. Currently, Messrs. Carmichael, Miller and Schoen are members of the Audit Committee and Messrs. Jones, Schoen and Shepherd are members of the Compensation Committee.

     The Audit Committee reviews the activities of the Company's independent public accountants, various Company policies and practices as well as potential conflict of interest situations. In addition, the Audit Committee recommends to the Board of Directors an independent accounting firm to audit the Company's financial statements. The Audit Committee met once during the fiscal year ended September 29, 1996.

     The Compensation Committee is responsible for making recommendations concerning the salaries, bonuses and other compensation paid to the Company's executive officers. It is also responsible for administering the Second Amended and Restated 1992 Stock Incentive Plan and the 1995 Stock Option and Incentive Plan. The Compensation Committee met two times during the fiscal year ended September 29, 1996.

     The Company does not have a standing nominating committee or a committee performing similar functions.

     The Company's Board of Directors met five times during the last fiscal year. No Director, with the exception of Mr. Lee, attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served during the period for which he was a member of the Board.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for each of the three most recent fiscal years, of those persons who served as: (i) the chief executive officer and (ii) the other four executive officers of the Company who received compensation in excess of $100,000 for the fiscal year ended September 29, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                                        -------------------------
                                                     ANNUAL COMPENSATION                SECURITIES
                                          ------------------------------------------    UNDERLYING      ALL OTHER
                                                                        OTHER ANNUAL    OPTION/SAR       COMPEN-
                  NAME                    YEAR    SALARY       BONUS    COMPENSATION      AWARDS        SATION(1)
----------------------------------------  ----   --------     -------   ------------    ----------      ---------
Peter C. McC. Howell....................  1996   $295,600     $73,900     $     --             --        $ 8,471
  Chairman and Chief                      1995    286,000      28,600           --             --          7,953
  Executive Officer(2)                    1994     34,500(3)       --           --        362,353(4)       3,696
S. Donald McCullough....................  1996    214,800      53,700           --         90,500(5)      10,830
  President and Chief                     1995    201,196      21,500       75,303(6)      45,000(7)      10,830
  Operating Officer                       1994     95,000(8)   25,000       10,196(9)      55,000(10)         --
Timothy J. McGinnity....................  1996    147,600      36,900           --             --          5,632
  Senior Vice President - Sales --        1995    141,115      40,000           --         50,000(7)       5,632
  Consumer Products                       1994     15,750(3)       --           --             --          2,701
John D. Lange...........................  1996    145,368      36,300           --             --          6,684
  Senior Vice President - Marketing --    1995     76,731      26,375           --         40,000(7)       3,684
  Consumer Products
Richard C. Adamany......................  1996    101,539      25,385           --             --         91,211
  Senior Vice President, Treasurer and    1995    160,000      41,000           --         50,000(7)       4,899
  Chief Financial Officer (11)            1994     18,462(3)       --           --             --          2,909

---------------
     Except as indicated above, no Named Executive Officer received personal benefits or perquisites during fiscal 1996 in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

 (1) Amounts reported for each Named Executive Officer for fiscal 1996 and 1995 include premiums paid by the Company for term life insurance policies on behalf of each Named Executive Officer and matching contributions under the Company's 401(k) Plan. Under the terms of the 401(k) Plan, employee contributions are matched to the extent of 40% of the first 5% of compensation contributed to the plan for employees with base pay in excess of $60,000. The 401(k) Plan provides that additional contributions may be made on a discretionary basis in order to comply with applicable regulations prohibiting discrimination in favor of highly compensated employees. Furthermore, profit sharing contributions may be made on a discretionary basis. Discretionary contributions, including matching and profit sharing contributions, vest in equal increments over a three year period. Amounts reported for fiscal 1994 represent employer matching contributions under the 401(k) Plan.

 (2) Mr. Howell joined the Company on August 17, 1994 and became its Chairman and Chief Executive Officer on September 2, 1994. The amount reported as salary in the table for fiscal 1994 represents payments received from the Company from that date to the end of the Company's fiscal year. Under the terms of an employment agreement among Mr. Howell, the Company and HOM, Mr. Howell is entitled to receive a base salary of at least $286,000 per annum.

 (3) These officers joined the Company in August 1994. Amounts reported as salary for fiscal year 1994 represent payments received from that date through the end of the Company's fiscal year.

 (4) Represents options to purchase shares of Common Stock awarded to Mr. Howell under the terms of his employment agreement. The options awarded to Mr. Howell expire 10 years from the date of grant, and will also expire one year after the date of Mr. Howell's death or the termination of his employment with the Company. In the event of a "change in control" of the Company (defined generally to mean the occurrence of a decrease in the percentage of shares of the Company's Common Stock owned by certain persons or entities affiliated or associated with THL (the "Lee Parties") to less than 50% of the outstanding shares or the acquisition by any person or group other than the Lee Parties of Common Stock having voting power equal or greater than that held by the Lee Parties), and certain sales of the Company, the Company must either accelerate the exercisability of the options held by Mr. Howell or terminate the same in exchange for the consideration that would have been received had he exercised the option prior to the date of such transaction (less the applicable exercise price).

 (5) Represents options to purchase shares of Common Stock awarded to Mr. McCullough under the terms of his amended and restated employment agreement. Mr. McCullough's options became exercisable with respect to 22,625 shares on July 1, 1996 and an additional 22,625 shares on December 31, 1996. Provided the Company reaches certain targets with respect to earnings before interest, taxes, depreciation and amortization ("EBITDA") in the fiscal years ending in 1997 and 1998, Mr. McCullough's options become exercisable with respect to an additional 22,625 shares on December 31, 1997 and an additional 22,625 shares on December 31, 1998. If on December 31, 1998 the market value of all shares exercisable under all options held by Mr. McCullough, including shares disposed of, is less than $1,000,000 (the "Formula Amount"), then the Company will pay Mr. McCullough the amount by which the Formula Amount exceeds the market value of all such shares. The Formula Amount used for purposes of calculating the Company's payment obligation under this provision of Mr. McCullough's agreement is subject to proportionate reduction in the event that the Company fails to achieve the cumulative EBITDA target set forth in the agreement for the four fiscal years ending in 1998. If Mr. McCullough's employment is terminated without cause prior to the end of fiscal 1998, the Formula Amount used for purposes of calculating the Company's payment obligation will be determined by multiplying the product of the Formula Amount and the percentage of the cumulative EBITDA target achieved through the end of the most recent fiscal year by a fraction, the numerator of which is the number of fiscal years beginning with fiscal 1995 completed prior to such termination, and the denominator of which is four. In either case, the Company will have no obligation to make any payment to Mr. McCullough under this provision of his agreement if the Company's cumulative EBITDA for the period is less than 80% of the cumulative EBITDA target determined pursuant to the agreement.

 (6) Includes country club dues in the amount of $32,100 reimbursed by the Company and $27,732 in additional federal and state income taxes payable on such dues with respect to such reimbursement.

 (7) Represents options to purchase shares of Common Stock awarded to the Named Executive Officers under the Company's Second Amended and Restated 1992 Stock Incentive Plan (the "1992 Plan") or the 1995 Stock Option and Incentive Plan (the "1995 Plan"). Options awarded under the 1992 Plan vest in equal annual increments over a four-year period commencing on the first anniversary of the date of grant. Vesting of certain options awarded under the 1995 Plan is contingent upon the Company's achieving specified earnings (EBITDA) thresholds during the period of the option. Options awarded under the 1992 Plan and the 1995 Plan are subject to accelerated vesting in the event of the acquisition of 50% or more of the Company's outstanding Common Stock by persons other than the Lee Parties, certain mergers, consolidations or combinations in which the ownership interests of the Company's stockholders are altered or upon the sale of all or substantially all of the assets of the Company.

 (8) Mr. McCullough joined the Company on April 4, 1994. The amount reported represents salary payments made to Mr. McCullough during the fiscal year. Under the terms of an employment agreement between Mr. McCullough and the Company, Mr. McCullough is entitled to receive a base salary of at least $217,000 per annum.

 (9) Represents reimbursement received from the Company in connection with a purchase of 10,000 shares of Common Stock by Mr. McCullough. Under the terms of an agreement dated June 28, 1994, Mr. McCullough agreed to purchase such shares on the open market, and the Company agreed to reimburse him for the difference between the per share purchase price and $5.375 per share. In addition, the Company agreed to reimburse Mr. McCullough for the federal and state income taxes payable with respect to such reimbursement.

(10) Represents options to purchase shares of Common Stock awarded to Mr. McCullough under the terms of his employment agreement. Such options have been awarded under the 1992 Plan. Mr. McCullough's options became exercisable with respect to 16,500 shares on December 31, 1994, an additional 5,500 shares on January 1, 1995, and an additional 11,000 shares on December 31, 1996. An additional 11,000 shares underlying such options will become exercisable on December 31, 1997, subject to the Company achieving a specified earnings (EBITDA) target for fiscal 1997. The options awarded to Mr. McCullough will expire 10 years from the date of grant. The options will expire immediately upon the termination of Mr. McCullough's employment for cause, and will also expire three months after the date of the termination of Mr. McCullough's employment with the Company (other than for cause), and one year after the date of Mr. McCullough's death. In the event of a "change in control" of the Company (defined generally to mean the acquisition by persons owning less than 5% of the Company's outstanding Common Stock, on the date of the agreement, of 50% or more of the outstanding Common Stock), and certain sales of the Company, the Company must either accelerate the exercisability of the options held by Mr. McCullough, terminate the same in exchange for the consideration that would have been received in the transaction (the "Acquisition Consideration") had he exercised the option prior to the date of such transaction (less the applicable exercise price), or eliminate the performance requirements necessary in order to accelerate vesting of the shares subject to the option that have not vested and provide Mr. McCullough with the right to receive, upon exercise thereof, the Acquisition Consideration.

(11) Mr. Adamany served as Senior Vice President, Treasurer and Chief Financial Officer of the Company through May 17, 1996. Mr. Steven M. Billick become Senior Vice President, Treasurer and Chief Financial Officer of the Company on June 10, 1996. The amount reported in the salary column for fiscal 1996 represents payments received from the Company from the beginning of the Company's fiscal year to that date. The amount reported as "All Other Compensation" for fiscal 1996 includes a termination payment of $25,000 and salary continuation payments of $61,312 in accordance with Mr. Adamany's employment agreement, in addition to the items referred to in footnote 1 above.

OPTION GRANTS

     Shown below is information on grants of stock options during the fiscal year ended September 29, 1996 to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                            % OF                                            REALIZABLE
                                            TOTAL                                        VALUE AT ASSUMED
                              NUMBER OF    OPTIONS                                        ANNUAL RATES OF
                              SECURITIES    /SARS                                           STOCK PRICE
                              UNDERLYING   GRANTED               MARKET                  APPRECIATION FOR
                               OPTION/       IN      EXERCISE   PRICE ON                    OPTION TERM
                                 SARS      FISCAL    OR BASE    DATE OF    EXPIRATION   -------------------
            NAME               GRANTED      YEAR      PRICE      GRANT        DATE         5%        10%
----------------------------  ----------   -------   --------   --------   ----------   --------   --------
Peter C. McC. Howell........        --
S. Donald McCullough........    90,500(1)   41.9%     $5.375     $5.125      3/19/06    $269,064   $716,573
Timothy J. McGinnity........        --
John D. Lange...............        --
Richard C. Adamany..........        --

---------------
(1) Vesting of these options is contingent upon the Company attaining specified earnings (EBITDA) thresholds during the duration of the option.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the unexercised options to purchase the Company's Common Stock for the Named Executive Officers.

               OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                                        NUMBER OF SECURITIES         VALUE OF
                                                             UNDERLYING             UNEXERCISED
                                                            UNEXERCISED            IN-THE-MONEY
                                                          OPTIONS/SARS AT         OPTIONS/SARS AT
                               SHARES                     FISCAL YEAR END         FISCAL YEAR END
                              ACQUIRED       VALUE        (#)EXERCISABLE/         ($)EXERCISABLE/
           NAME              ON EXERCISE    REALIZED      UNEXERCISABLE(1)       UNEXERCISABLE(2)
---------------------------  -----------    --------    --------------------    -------------------
Peter C. McC. Howell.......         0       $      0       362,353 /       0    $1,090,864 /      0
S. Donald McCullough.......         0              0        87,250 / 103,250        17,687 / 23,063
Timothy J. McGinnity.......         0              0        11,750 /  38,250        19,734 / 59,953
John D. Lange..............         0              0         9,250 /  30,750        12,859 / 39,328
Richard C. Adamany.........     8,750         16,954             0 /       0             0 /      0

---------------
(1) Vesting of certain of these options is contingent upon the Company attaining specified earnings (EBITDA) thresholds during the duration of the option.

(2) Year end value of options is calculated based upon the closing price ($5.625) of a share of Common Stock on the Nasdaq National Market on September 27, 1996, the last trading date of the fiscal year.

EMPLOYMENT AGREEMENTS

     Under the terms of an employment agreement entered into in August 1994 with Peter C. McC. Howell, the Company has agreed to pay Mr. Howell a base salary of at least $286,000 per annum through December 31, 1998. This agreement provides that Mr. Howell's base salary may be increased (but not decreased) and also provides Mr. Howell with the right to participate in all benefit plans made available to the Company's executive officers and to receive bonuses under bonus plans established by the Company. The employment agreement provides that Mr. Howell's employment may be terminated by the Company with or without cause or upon his death or disability. The employment agreement entitles Mr. Howell to terminate his employment for "good reason." For purposes of the agreement, "good reason" for such termination will exist only in the event of the Company's failure to comply with a material provision of the agreement, any attempted termination of Mr. Howell other than in strict compliance with the agreement, the failure of the Board to re-elect Mr. Howell to his current positions with the Company or a material diminution of his responsibilities, duties, powers and authorities. In the event of termination of Mr. Howell's employment by the Company without cause or by Mr. Howell for "good reason" of its obligations, he will be entitled to receive, in lieu of any further salary, an amount equal to the product of his annual salary and bonus for the fiscal year preceding the date of termination multiplied by 1.5. In addition, all unvested stock options, stock appreciation rights, restricted stock and similar rights granted to Mr. Howell will immediately vest.

     The Company and S. Donald McCullough entered into an amended and restated employment agreement effective as of July 1, 1996 pursuant to which the Company employs Mr. McCullough as its President and Chief Operating Officer at a minimum annual base salary of $217,000, subject to increase by the Company from time to time, through January 2, 1999. Mr. McCullough's employment agreement also provides that he is entitled to participate in all benefit plans made available to the Company's executive officers and to receive bonuses under bonus plans maintained by the Company. Mr. McCullough's employment agreement also provides for the reimbursement by the Company of any loss of home equity incurred in connection with his relocation to the Cleveland, Ohio metropolitan area. Mr. McCullough also received options to purchase 90,500 shares of Common Stock at an exercise price of $5.375 per share upon execution of his employment agreement (the "1996 Option"). Mr. McCullough's right to exercise the 1996 Option is subject to the Company's attaining certain EBITDA (as defined herein) performance goals established in the employment agreement. The employment agreement provides that if, by December 31, 1998, the value of Mr. McCullough's exercisable stock options is less than $1,000,000 (the "Formula Amount"), and if the Company has achieved certain minimum earnings goals established by the parties prior to such date, then the Company will pay a bonus to Mr. McCullough in an amount equal to the difference between the Formula Amount and the value of such options on such date. The Formula Amount may be reduced if the Company fails to meet or exceed its targets for EBITDA in the fiscal years ending in 1995, 1996, 1997 and 1998. If Mr. McCullough's employment is terminated by the Company without cause or by Mr. McCullough because of a material breach by the Company of its obligations thereunder, Mr. McCullough will be paid his base salary and fringe benefits, together with a proportionate amount of his bonus, for a period of eighteen months following such termination. In addition, all unvested stock options, stock appreciation rights, restricted stock and similar rights granted to Mr. McCullough will immediately vest.

     The Company has entered into an employment agreement with Mr. McGinnity. Mr. McGinnity was formerly an executive of Mr. Coffee and was party to a certain salary continuation agreement with Mr. Coffee. Under the terms of this salary continuation agreement, Mr. McGinnity was entitled to terminate his employment with the Company and receive continuation of salary for a period of 18 months subsequent to the date of the Company's acquisition of Mr. Coffee. The salary continuation agreement also provided for continuation of certain health and life insurance and other benefits for a specified period subsequent to such termination. Effective March 31, 1995, this salary continuation agreement was terminated and Mr. McGinnity entered into an employment agreement with the Company. This agreement provides Mr. McGinnity with an initial base salary of $142,500, subject to increase or decrease at the discretion of the Board of Directors. In addition, Mr. McGinnity is entitled to receive certain health and life insurance benefits, automobile allowances and other fringe benefits. The agreement provides that the employment of Mr. McGinnity is "at will," and may be terminated at any time. In the event of termination of employment other than for cause, Mr. McGinnity will be entitled to continue to receive payment of his salary for a period of 12 months after the date of termination. Mr. McGinnity will also be entitled to receive a pro rata share of any annual bonus that management employees would be eligible to receive under the Company's incentive bonus plans, and continuation of health, life and certain other benefits for a specified period.

Upon execution of his employment agreement, Mr. McGinnity received a bonus in the amount of $25,000 and options to purchase 10,000 shares of Common Stock.

     The Company has also entered into an employment agreement with Mr. Lange, effective March 20, 1995. This agreement provides Mr. Lange with an initial base salary of $142,500, subject to increase or decrease at the discretion of the Board of Directors. In addition, Mr. Lange is entitled to receive certain health and life insurance benefits and other fringe benefits. The agreement provides that the employment of Mr. Lange is "at will" and may be terminated at any time. In the event of termination of employment other than for cause, Mr. Lange will be entitled to continue to receive payment of his salary for a period of 12 months after the date of termination. Mr. Lange will also be entitled to continuation of health and life insurance and certain other benefits for a specified period. Upon execution of his employment agreement, Mr. Lange received a bonus in the amount of $5,000 and options to purchase 25,000 shares of Common Stock.

     The Company had also previously entered into an employment agreement with Mr. Adamany. Mr. Adamany was formerly an executive of Mr. Coffee and was party to a salary continuation agreement with Mr. Coffee. Under the terms of this salary continuation agreement, Mr. Adamany was entitled to terminate his employment with the Company and receive continuation of salary for a period of 18 months subsequent to the date of the Company's acquisition of Mr. Coffee. The salary continuation agreement also provided for continuation of certain health and life insurance and other benefits for a specified period subsequent to such termination. Effective March 31, 1995, this salary continuation agreement was terminated and Mr. Adamany entered into an employment agreement with the Company. This agreement provided Mr. Adamany with an initial base salary of $160,000, subject to increase or decrease at the discretion of the Board of Directors. In addition, Mr. Adamany was entitled to receive certain health and life insurance benefits, automobile allowances and other fringe benefits. The agreement provided that the employment of Mr. Adamany was "at will," and could be terminated at any time. In the event of termination of employment other than for cause, Mr. Adamany would be entitled to continue to receive payment of his salary for a period of 12 months after the date of termination. Mr. Adamany also would be entitled to receive a pro rata share of any annual bonus that management employees would be eligible to receive under the Company's incentive bonus plans, and continuation of health, life and certain other benefits for a specified period. Upon execution of his employment agreement, Mr. Adamany received a bonus in the amount of $25,000 and options to purchase 10,000 shares of Common Stock. Mr. Adamany's employment with the Company ended on May 17, 1996.

     All of the employment agreements between the Company and its executive officers contain customary noncompetition and non-disclosure provisions.

INDEBTEDNESS OF MANAGEMENT

     The Company extended a non-interest bearing loan of $200,000 on November 22, 1994 to S. Donald McCullough, the President and Chief Operating Officer of the Company, for the purchase of suitable housing in the metropolitan area of Cleveland, Ohio. The loan is secured by the equity in Mr. McCullough's former residence in Tuftonboro, New Hampshire. Payment is due in full on the earlier of
(a) ninety days after the receipt of written demand from the Company or (b) fifteen days after the sale of Mr. McCullough's former residence in Tuftonboro, New Hampshire. In the event of a default in the payment of the loan, the principal then outstanding will bear interest at the rate of seven percent per annum until such default is cured.

COMPENSATION OF DIRECTORS

     Non-employee Directors of the Company, other than Messrs. Lee, Shepherd and Schoen, are paid an annual retainer at the rate of $20,000. In addition, Directors of the Company are entitled to participate in the Company's 1992 Stock Incentive Plan.

     Mr. Jones was appointed to the Board of Directors effective May 8, 1996 and was granted at that time, in addition to the $20,000 annual retainer, options to purchase 20,000 shares of Common Stock. These option grants were at fair market value and vest 25% per annum. The Company also entered into a consulting agreement with Mr. Jones, pursuant to which Mr. Jones receives $2,500 per day for consulting services provided on an "as-needed" basis. The maximum amount per year that can be paid by the Company under this agreement is $30,000. Mr. Jones was paid $10,000 under this agreement during the fiscal year ended September 29, 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors reviews the Company's existing and proposed executive compensation plans and makes recommendations to the Board of Directors regarding such plans and the awards to be made thereunder. The current members of the Compensation Committee are Messrs. Jones, Shepherd and Schoen, all of whom are non-employee Directors of the Company.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's Chairman and Chief Executive Officer and the other Named Executive Officers.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that compensation paid to executive officers and other management personnel should consist of four elements: (1) salary, (2) annual incentive bonus, (3) stock options and (4) welfare, retirement and other benefits. The compensation package is designed to attract and retain top quality management employees. In the opinion of the Committee, it reflects competitive conditions. The Committee, however, does not specifically focus on the compensation levels of executives in peer group companies in making compensation decisions. To some extent, elements of compensation are designed to vary as Company performance varies. In general, the elements of compensation that most typically have a significant relationship to Company performance are awards under its stock option and bonus plans. The objective measurement used in determining performance for purposes of awards under the bonus plans is the Company's actual earnings before interest, taxes, depreciation and amortization ("EBITDA") in comparison to budgeted amounts. Certain stock options awarded during the year had exercise prices above the market price of the Common Stock on the date of grant. The vesting of these options is tied to the achievement of specified annual levels of EBITDA over the duration of the options. The Committee's decisions concerning compensation are not the result of a highly formalistic process and the Committee does not rely extensively on objective criteria in measuring individual performance. Instead, decisions are primarily based on subjective decisions concerning the appropriate levels of compensation.

     Set forth below is a discussion of the various components of the compensation arrangements provided to the executive officers, as well as a discussion of the compensation arrangements provided to the Company's chief executive officer.

1996 COMPENSATION DECISIONS

     Base Salary and Benefits. Salary levels for executive officers reflect the Committee's subjective judgments of appropriate salaries in light of the duties and responsibilities inherent in the executives' respective positions. The particular qualifications of an individual holding the position and his or her level of experience are considered in establishing a salary level when the individual is first appointed to a given position. The performance and contribution of the individual to the Company, as well as Company performance, are the primary criteria influencing salary administration. Salaries of executive officers are generally reviewed each year. Since certain executives are parties to employment agreements with the Company, their minimum base salary levels are set by the terms of such agreements. The primary factor in setting salary levels pursuant to these agreements was the Company's desire to provide compensation in amounts sufficient to induce these individuals to either join or continue with the Company. Certain of these employment agreements were executed after cancellation of salary continuation agreements with the former Mr. Coffee, inc. executives. These agreements were entered into prior to the time they joined the Company. The terms of these salary continuation agreements were a significant factor in establishing compensation arrangements for executives who were parties to such agreements. In the case of one executive officer who joined the Company during the 1996 fiscal year, base salary was determined at his hire date on the basis of the Company's assessment of his prior experience, the responsibilities associated with his position and the results of negotiations between the Company and the executive concerning his compensation arrangements. In making adjustments to the salaries of existing executive officers for fiscal 1996, consideration was given to the performance of each of the individuals in question, the Company's results of operations for fiscal 1995 and the terms of existing contractual arrangements with certain executive officers.

     Stock Options. The Company uses stock options as a long-term incentive program for executives. Stock options are used because they directly relate the amounts earned by executives to the amount of appreciation realized by the Company's stockholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company. The Committee considers stock options throughout the year. In determining the number of options awarded to an individual executive, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility. In the case of one executive who executed an employment agreement during the current fiscal year, the number of options awarded was the result of negotiations between the Company and the executive.

     During the 1996 fiscal year, the Company awarded options to purchase an aggregate of 130,500 shares of Common Stock to the executive officers of the Company. Certain of these options are subject to vesting over a four-year period commencing on the first anniversary of the date of grant and certain of these options are subject to additional vesting based on the achievement of specified annual target thresholds for EBITDA over the duration of the options.

     Bonuses. The Company maintains an annual incentive bonus program based on Company and group performance. A target bonus level, stated as a percentage of year end salary, is established for each executive officer based on his or her level of responsibility. Target bonuses are measured by the Company's financial performance against its annual performance plans. Target levels of performance are established based upon EBITDA. At its December 1996 meeting, the Compensation Committee established a bonus pool of $1,255,000 under the Company's annual incentive bonus program. Of this amount, a total of $241,585 was paid to the Company's executive officers. The parameters of the bonus pool were established in December 1995.

     Certain executive officers who executed employment agreements during the fiscal year received special bonuses upon the execution of such agreements.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation arrangements for Mr. Howell with respect to the 1996 fiscal year were primarily based upon the terms of his employment agreement with the Company, which was entered into in 1994. The Compensation Committee did increase Mr. Howell's base salary during 1996 by 5.4% to $301,600. Mr. Howell also received a bonus of $73,900, as determined by the Committee, under the Company's Management Incentive Bonus Plan, based on the Company's achievement of EBITDA which exceeded the EBITDA performance target in the Company's business plan for fiscal 1996. The amount of Mr. Howell's bonus was determined in accordance with the provisions of the Management Incentive Bonus Plan, which establishes specified bonus levels for participants based upon the Company's EBITDA for a particular fiscal year. In light of the Committee's decisions with respect to his other compensation arrangements, the Committee did not award Mr. Howell any stock options during 1996. In determining the amount of cash bonus given to Mr. Howell during 1996, the Compensation Committee followed the predetermined incentive plan established at the beginning of the year that provided for certain percentage of base salary to be paid upon achievement of certain EBITDA levels.

                Compensation Committee of the Board of Directors

                                  David Jones
                                Thomas Shepherd
                                  Scott Schoen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Shepherd, a consultant to THL, served as a member of the Company's Compensation Committee during fiscal 1996. Mr. Shepherd was not an employee of the Company during fiscal 1996. Under a Management Agreement, the Company has engaged THL to provide consulting and management advisory services. The fees payable to THL under the Management Agreement are $240,000 per annum. The Company believes that this Management Agreement is on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

     As noted above, the Company has also entered into a consulting agreement with Mr. Jones, pursuant to which Mr. Jones receives $2,500 per day for consulting services provided on an "as-needed" basis. The maximum amount per year that can be paid by the Company under this agreement is $30,000. Mr. Jones was paid $10,000 under this agreement during the fiscal year ended September 29, 1996.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and Directors and persons who own 10% or more of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and the Nasdaq National Market. Officers, Directors and beneficial holders of more than 10% of the Company's Common Stock are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers, Directors and beneficial holders of more than 10% of the Company's Common Stock complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended September 29, 1996.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Index and an index comprised of the 15 companies included in the Home Furnishings Daily housewares component of the HFD stock index (the "Peer Group Index") for the period from March 17, 1992, the day when the Company's Common Stock began publicly trading on the NASDAQ National Market, to September 27, 1996, the last trading day of fiscal 1996. The companies comprising the Peer Group Index are: Catalina Lighting, Inc., General Housewares Corp., Health o meter Products, Inc., Lancaster Colony Corp., Newell Co., Rival Co., Rubbermaid, Incorporated, Sunbeam-Oster Company, Inc., Toastmaster Inc., Brown Forman Corp., Oneida Ltd., The Black & Decker Corporation, Helen of Troy, Inc., Nacco Industries, Inc. and National Presto Industries, Inc. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at March 17, 1992 and that all dividends, if any, were reinvested.

                COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*
    AMONG HEALTH O METER PRODUCTS, INC., THE S&P 500 INDEX AND A PEER GROUP

  MEASUREMENT PERIOD         HEALTH O METER
 (FISCAL YEAR COVERED)       PRODUCTS, INC.      PEER GROUP      S & P 500
3/17/92                           100                100             100
9/92                               42                 91             104
9/93                               57                101             117
9/94                               36                105             121
9/95                               29                118             157
9/96                               39                131             190

* $100 INVESTED ON 3/17/92 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

                        PROPOSAL TO APPROVE AND ADOPT AN
                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        TO CHANGE THE COMPANY'S NAME TO
                          "SIGNATURE BRANDS USA, INC."

     Stockholders will be asked at the Annual Meeting to vote on a proposal to approve and adopt an amendment to the Company's Certificate of Incorporation to change the name of the Company to Signature Brands USA, Inc. The Board of Directors believes that this name will more aptly describe the Company's strategy as a multi-brand driven company. This change eliminates the use of a brand name as the Company's corporate name, which can cause confusion among investors and customers.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval and adoption of the proposed amendment to the Certificate of Incorporation. Thus, abstentions and broker non-votes will have the effect of voting against the proposed amendment. The full text of the proposed amendment is attached hereto as Exhibit A to this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO SIGNATURE BRANDS USA, INC.

                       PROPOSAL TO APPROVE AND ADOPT THE
                      1997 STOCK OPTION AND INCENTIVE PLAN

     Stockholders will be asked at the Annual Meeting to vote on a proposal to approve and adopt the Health o meter Products, Inc. 1997 Stock Option and Incentive Plan (the "1997 Plan"). The 1997 Plan was approved by the Compensation Committee of the Board of Directors on December 4, 1996, subject to stockholder approval. As of December 4, 1996, only 11,022 options remained available for future grant under the Company's existing 1992 Incentive Stock Plan and the 1995 Stock Option and Incentive Plan. Therefore, the Compensation Committee approved the 1997 Plan in order to continue to have access to a sufficient pool of shares of Common Stock to provide incentives to the Company's Directors, key employees and consultants. The 1997 Plan provides the Compensation Committee with broad discretion to fashion appropriate awards of stock options and stock appreciation rights to individuals whose services are anticipated to aid in the longterm grown and performance of the Company.

     The full text of the 1997 Plan is attached hereto as Exhibit B to this Proxy Statement. Important details about specific provisions of the 1997 Plan are more fully described below, but the following summary is not intended to be complete and it is qualified in its entirety by reference to the 1997 Plan.

GENERAL

     The 1997 Plan is a flexible plan that will give the Compensation Committee of the Board of Directors (the "Committee") broad discretion to fashion the terms of awards in order to provide the Company's employees with stock-based incentives that are appropriate under the circumstances. It will permit the issuance of both stock options and stock appreciation rights.

     All Directors (including members of the Committee), employees of the Company and its subsidiaries and consultants to the Company will be eligible to be selected by the Committee for participation in the 1997 Plan. The 1997 Plan will be administered by the Committee, a standing committee comprised entirely of non-employee Directors that satisfy the requirements for a "non-employee director" under Rule 16b-3 of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

     Authority of Committee. The Committee has authority to: select the persons who will receive awards (persons receiving awards under the 1997 Plan are known as "Participants"); grant awards; determine the terms, conditions and restrictions applicable to the awards (including the forms of agreements for such awards); determine how the exercise price is paid; modify or replace outstanding awards within the limits of the 1997 Plan; accelerate the date on which awards become exercisable; waive the restrictions and conditions applicable to awards; defer payout on awards; and establish rules governing the 1997 Plan, including special rules applicable to awards made to employees who are foreign nationals or are employed outside the United States.

     The 1997 Plan does not generally establish limits on the exercise price of awards, earn-out or vesting periods, or termination provisions in the event of termination of employment. Instead, the Committee is given the broad authority to establish these terms in order best to achieve the purposes of the 1997 Plan.

     Within certain limits, the Committee may delegate its authority under the 1997 Plan to any other person or persons. Any decision made by the committee in connection with the administration, interpretation and implementation of the 1997 Plan and of its rules and regulations will be, to the extent permitted by law, final and binding upon all persons. Neither the Committee nor any of its members is liable for any act taken by the Committee pursuant to the 1997 Plan. No member of the Committee is liable for the act of any other member.

     Number of Shares of Common Stock. The aggregate number of shares of Common Stock that may be subject to awards granted under the 1997 Plan during its term is 270,000 shares of Common Stock, subject to certain adjustments. Shares of Common Stock issued under the 1997 Plan may be either newly-issued shares or treasury shares. The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of awards under the 1997 Plan in substitution for any such awards, will not reduce the number of shares of Common Stock available in any fiscal year for the grant of awards under the 1997 Plan.

     Shares of Common Stock subject to an award that is forfeited, terminated, or canceled without having been exercised (other than shares subject to a stock option that are canceled upon the exercise of a related stock appreciation right) will generally be available again for grant under this plan, without reducing the number of shares of Common Stock available in any fiscal year for grant of awards under this plan.

     In the event of a recapitalization, stock dividend, stock split, distribution to shareholders (other than cash dividends), or similar transaction, the Committee can adjust, in any manner that it deems equitable, the number and class of shares that may be issued under the 1997 Plan and the number and class of shares, and exercise price, applicable to outstanding awards.

     Types of Awards. The 1997 Plan provides for the grant of stock options, which may either be incentive stock options or "non-qualified" stock options, and stock appreciation rights. These awards are payable in cash or shares of Common Stock, or any combination thereof, as determined by the Committee.

     Grant of Awards. Awards may be granted singly or in combination or tandem with other awards. Awards may also be granted to replace other awards granted by the Company. If an employee pays all or part of the exercise price or taxes associated with an award by the transfer of shares of Common Stock or the surrender of all or part of an award (including the award being exercised), the Committee may, in its discretion, grant a new award to replace the award or the shares of Common Stock that were transferred or surrendered. The Company may also assume awards granted by an organization acquired by the Company or may grant awards in replacement of any such awards.

     Certain Limits on Grant of Stock Options or Stock Appreciation Rights. The 1997 Plan provides that the maximum aggregate number of shares of Common Stock
(i) for which stock options may be granted, and (ii) with respect to which stock appreciation rights may be granted, to any particular employee during any calendar year during the term of the 1997 Plan is 75,000 shares of Common Stock, subject to adjustment in accordance with Section 4(c) of the 1997 Plan.

     Payment of Exercise Price. The exercise price of a stock option (other than an incentive stock option) and any other stock award for which the Committee has established an exercise price may be paid in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an award (including the award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an incentive stock option may be paid in cash, by the transfer of shares of Common Stock, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of an award. The Committee may prescribe any other method of paying the exercise price that is determined to be consistent with applicable law and the purpose of the 1997 Plan.

     Taxes Associated with Awards. Prior to the payment of an award, the Company may withhold, or require a participant to remit to the Company, an amount of cash sufficient to pay any federal, state, and local taxes associated with the award. In addition, the Committee may permit participants to pay the taxes associated with an award (other than an incentive stock option) by the transfer of shares of Common Stock, by the surrender of all or part of an award (including the award being exercised), or by a combination of cash and/or one of these methods.

     Termination of Awards. The Committee may cancel any awards if the participant, without the Company's prior written consent, (i) renders services for an organization, or engages in a business, that is (in the judgment of the Committee) in competition with the Company, or (ii) discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential information relating to the Company.

     Change in Control. In the event of a change in control of the Company, as defined in the 1997 Plan, the Committee shall have the right, in its sole discretion, to (i) accelerate the exercisability of any Stock Options and Stock Appreciation Rights, notwithstanding any limitations set forth in the 1997 Plan;
(ii) cancel all outstanding Stock Options and Stock Appreciation Rights in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of the transaction in question (the "Acquisition Consideration") that, with respect to awards of stock options, the participant would have received had payment therefor been made by the Company prior to such transaction in shares of Common Stock; (iii) cause the Participant to have the right thereafter and during the term of the stock option or stock appreciation right, to receive upon exercise thereof the Acquisition Consideration receivable upon the consummation of such transaction by a holder of number of shares of Common Stock which might have been obtained upon exercise of all or any portion thereof; or (iv) take such other action as it deems appropriate to preserve the value of the Award to the Participant. Alternatively, the Committee shall also have the right to require any purchaser of the Company's assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable.

     Amendment, Effective Date, and Termination of the 1997 Plan. The Board of Directors may amend, suspend, or terminate the 1997 Plan at any time. Stockholder approval for any such amendment will be required if the amendment results in: (i) an increase, subject to certain exceptions, in the maximum number of shares of Common Stock that may be subject to awards granted under the 1997 Plan; (ii) a change that would cause any incentive stock option granted under the 1997 Plan not to qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended (the "Code"); or (iii) any change that would eliminate the exemption from the "short-swing profits" rules currently available to the 1997 Plan and to awards granted under the 1997 Plan.

     The 1997 Plan was approved by the Compensation Committee on December 4, 1996, but will not be effective until its adoption by the Company's stockholders; the 1997 Plan will remain in effect until March 6, 2007.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

     The anticipated income tax treatment, under current provisions of the Code, of the grant and exercise of awards is as follows:

     Incentive Stock Options. In general, an employee will not recognize taxable income at the time an incentive stock option is granted or exercised provided the employee has been employed by the Company at all times from the date of grant until the date three months before the date of exercise (one year in the case of permanent disability). However, the excess of the fair market value of the shares of Common Stock acquired upon exercise of the incentive stock option over the exercise price is an item of tax preference for purposes of the alternative minimum tax. If the employee exercises an incentive stock option without satisfying the employment requirement, the income tax treatment will be the same as that for a non-qualified stock option described below. Upon disposition of the shares of Common Stock acquired upon exercise of an incentive stock option, capital gain or capital loss will be recognized in an amount equal to the difference between the sale price and the exercise price, provided that the employee has not disposed of the shares of Common Stock within two years of the date of grant or within one year from the date of exercise (a "Disqualifying Disposition"). If the employee disposes of the shares in a Disqualifying Disposition, the employee will recognize ordinary income at the time of the Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the incentive stock option is exercised or the amount realized in the Disqualifying Disposition. Any remaining gain or loss is treated as a capital gain or capital loss.

     The Company is not entitled to a tax deduction either upon the exercise of an incentive stock option or upon the disposition of the Common Shares acquired thereby, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition and subject to the applicable provisions of the Code.

     Non-Qualified Stock Options. In general, an employee will not recognize taxable income at the time a stock option that does not qualify as an incentive stock option (a "Non-qualified Stock Option") is granted. An amount equal to the difference between the exercise price and the fair market value, on the date of exercise, of the shares of Common Stock acquired upon exercise of the Non-qualified Stock Option will be included in the employee's ordinary income in the taxable year in which the Non-qualified Stock Option is exercised. Upon disposition of the shares of Common Stock acquired upon exercise of the Non-qualified Stock Option, appreciation or depreciation from the tax basis of the shares acquired after the date of exercise will be treated as either capital gain or capital loss.

     Subject to the applicable provisions of the Code, the Company generally will be entitled to a tax deduction in the amount of the ordinary income realized by the employee in the year the Non-qualified Stock Option is exercised. Any amounts includable as ordinary income to an employee in respect of a Non-qualified Stock Option will be subject to applicable withholding for federal income and employment taxes.

     Stock Appreciation Rights. The grant of stock appreciation rights will have no immediate tax consequences to the Company or the employee receiving the grant. In general, the amount of compensation that will be realized by an employee upon exercise of a stock appreciation right is equal to the difference between the grant date valuation of the Common Shares underlying the stock appreciation right and the fair market value of the stock or cash received on the date of exercise. The amount received by the employee upon the exercise of the stock appreciation rights will be included in the employee's ordinary income in the taxable year in which the stock appreciation rights are exercised. Subject to the applicable provisions of the Code, the Company generally will be entitled to a deduction in the same amount in that year.

     The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards under the 1997 Plan or the Company or to describe tax consequences based on particular circumstances. It is based on United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are not subject to taxation in the United States.

NEW PLAN BENEFITS

     No awards to any person have been made under the 1997 Plan. Certain decisions with respect to the identity of persons who may receive awards in the future or the type or amount of such awards have been made. Subject to shareholder approval of the 1997 Plan, the following table sets forth the amount and dollar value of awards to be received under the 1997 Plan:

                               NEW PLAN BENEFITS

       HEALTH O METER PRODUCTS, INC. 1997 STOCK OPTION AND INCENTIVE PLAN

                      NAME AND POSITION                        DOLLAR VALUE(1)   NUMBER OF UNITS
-------------------------------------------------------------  ---------------   ---------------
Peter C. McC. Howell,
  Chairman and Chief Executive Officer.......................     $  56,250            10,000(2)
S. Donald McCullough,
  President and Chief Operating Officer......................        45,000             8,000(2)
Timothy J. McGinnity, Senior Vice President --
  Sales -- Consumer Products.................................        28,125             5,000(2)
John D. Lange, Senior Vice President --
  Marketing -- Consumer Products.............................        28,125             5,000(2)
Executive Group..............................................       264,375            47,000
Non-Executive Director Group.................................           -0-               -0-
Non-Executive Employee Group.................................       281,250            50,000

---------------
(1) Based upon the closing price of a share of Common Stock ($5.625) on September 27, 1996 as reported on the Nasdaq National Market.

(2) Awards are subject to achievement of above plan EBITDA for fiscal 1997.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE 1997 PLAN. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present, either in person or by proxy, at the Annual Meeting is required to approve and adopt the 1997 Plan. Thus, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

                            RATIFICATION OF AUDITORS

     Stockholders will be asked to ratify the Board of Directors' appointment of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the current fiscal year. KPMG Peat Marwick LLP has served as the Company's auditors since September, 1994. A representative of that firm will be present at the Annual Meeting and will have an opportunity to make a statement, if he or she should so desire. The representative will also be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF ITS APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1997 FISCAL YEAR. If the stockholders fail to ratify the Board of Directors' appointment of KPMG Peat Marwick LLP, the Board will consider that decision in selecting an independent accounting firm for subsequent fiscal years.

                                 OTHER MATTERS

     As of the date of the Proxy Statement, management is unaware of any matters to come before the Annual Meeting other than as set forth in the Notice. If any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

     Any stockholder who wishes to submit a proposal for inclusion in the Company's proxy materials to be distributed by the Company in connection with its 1998 Annual Meeting of Stockholders must do so no later than [October 2, 1997]. To be eligible for inclusion in the 1998 proxy materials, such proposal must conform to the requirements set forth in Regulation 14A promulgated under the Exchange Act. Any such proposals should be directed to the Company at 24700 Miles Road, Bedford Heights, Ohio 44146, Attention: Corporate Secretary.

     Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent year. Written requests for such report should be directed to Health o meter Products, Inc., 24700 Miles Road, Bedford Heights, Ohio 44146, Attention: Chief Financial Officer.

     You are urged to sign and return your Proxy promptly in order to make certain that your shares are voted at the Annual Meeting. For your convenience, a postage paid return envelope to the Company's transfer agent is enclosed herewith.

                                          By Order of the Board of Directors,

                                          THOMAS F. MCKEE
                                          Secretary
Bedford Heights, Ohio
January [30], 1997

                                                                       EXHIBIT A

                      PROPOSED AMENDMENT TO ARTICLE FIRST
                          OF THE AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                         HEALTH O METER PRODUCTS, INC.

     Article First of the amended Certificate of Incorporation be amended to read in its entirety as follows:

     "FIRST:  The name of the corporation is Signature Brands USA, Inc."

                                                                       EXHIBIT B

                         HEALTH O METER PRODUCTS, INC.

                      1997 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  PURPOSE

     The Health o meter Products, Inc. 1997 Stock Option and Incentive Plan, as the same may be amended (the "Plan"), is designed to foster the long-term growth and performance of the Company by: (a) enhancing the Company's ability to attract and retain highly qualified Directors and employees; (b) motivating Directors and employees to serve and promote the long-term interests of the Company and its stockholders through stock ownership and performance-based incentives; and (c) providing the Company with flexibility to provide stock-based incentives to consultants whose services are anticipated to promote the Company's long-term business objectives. To achieve this purpose, the Plan provides authority for the grant of Stock Options and Stock Appreciation Rights.

SECTION 2.  DEFINITIONS

     (a) "Acquisition Consideration" shall be as defined in Section 12 hereof.

     (b) "Affiliate" shall have the meaning ascribed to that term in Rule 12b-2 promulgated under the Exchange Act.

     (c) "Award" shall mean the grant of Stock Options and Stock Appreciation Rights under this Plan.

     (d) "Award Agreement" shall mean any agreement between the Company and a Participant that sets forth terms, conditions, and restrictions applicable to an Award.

     (e) "Board of Directors" shall mean the Board of Directors of the Company.

     (f) "Change in Control" shall include, but not be limited to: (i) the first purchase of shares by a Third Party pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's Common Stock of any class or any securities convertible into such Common Stock; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a Third Party is the "beneficial owner" (as that term is defined in Rule 13d-3 promulgated under the Exchange Act) of 50 percent (50%) or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock of any class, or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or (vi) such other event as the Committee shall in its sole and absolute discretion, deem to be a "Change in Control" for purposes of this Plan or any Notice of Award or Award Agreement entered into pursuant hereto. The manner of application and interpretation of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion.

     (g) "Code" shall mean the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

     (h) "Committee" shall mean the Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors authorizes to administer this Plan. The Committee will be constituted in a manner that satisfies the "non-employee director" standard set forth in Rule 16b-3 and the "outside director" requirements of Section 162(m) of the Code.

     (i) "Common Stock" shall mean shares of Common Stock, $.01 par value, of Health o meter Products, Inc., including authorized and unissued shares and treasury shares.

     (j) "Company" shall mean Health o meter Products, Inc., a Delaware corporation, and its direct and indirect subsidiaries.

     (k) "Director" shall mean a director of Health o meter Products, Inc.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

     (m) "Fair Market Value" of Common Stock shall mean the value of the Common Stock determined by the Committee, or pursuant to rules established by the Committee on a basis consistent with regulations under the Code.

     (n) "Incentive Stock Option" shall mean a Stock Option that meets the requirements of Section 422 of the Code.

     (o) "Notice of Award" shall mean any notice by the Committee to a Participant that advises the participant of the grant of an Award or sets forth terms, conditions, and restrictions applicable to an Award.

     (p) "Participant" shall mean any person to whom an Award has been granted under this Plan.

     (q) "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental authority.

     (r) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

     (s) "Stock Appreciation Right" shall mean an Award granted pursuant to
Section 6(b)(i) hereof.

     (t) "Stock Equivalent Unit" shall mean an Award that is valued by reference to the value of shares of Common Stock.

     (u) "Stock Option" shall mean an Award granted pursuant to Section 6(b)(ii) hereof.

     (v) "Third Party" shall mean any person, group or entity other than the Lee Group Investors or the Fund, each as defined in the Stock Subscription and Stockholder's Agreement dated as of April 28, 1988, as amended and restated.

SECTION 3.  ELIGIBILITY

     All Directors and employees of, and consultants to, the Company and its Affiliates, are eligible for the grant of Awards. The selection of any such persons to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same person.

     Notwithstanding the foregoing, (i) no member of the Committee shall be eligible to receive Awards under the Plan during the period of his or her service thereon and (ii) any individual that renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to receive any Awards hereunder.

SECTION 4.  SHARES OF COMMON STOCK AVAILABLE FOR AWARDS; ADJUSTMENT

     (a) Number of Shares of Common Stock. The aggregate number of shares of Common stock that may be subject to Awards granted under this Plan during the term of this Plan will be equal to 270,000 shares of Common Stock, subject to any adjustments made in accordance with the terms of this Section 4.

     The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of shares of Common Stock available in any fiscal year for the grant of Awards under this Plan.

     Shares of Common Stock subject to an Award that is forfeited, terminated, or canceled without having been exercised (other than shares of Common Stock subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right) will again be available for grant under this Plan, without reducing the number of shares of Common Stock available in any fiscal year for grant of Awards under this Plan, except to the extent that the availability of those shares of Common Stock would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3. In addition, any shares of Common Stock which are retained to satisfy a participant's withholding tax obligations or which are transferred to the Company by a participant to satisfy such obligations or to pay all or any portion of the exercise price of the Award in accordance with the terms of the Plan, the Award Agreement or the Notice of Award, may be made available for reoffering under the Plan to any Participant, except to the extent that the availability of those shares of Common Stock would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

     (b) No Fractional Shares. No fractional shares of Common Stock will be issued, and the Committee will determine the manner in which the value of fractional shares of Common Stock will be treated.

     (c) Adjustment. In the event of any change in the Common Stock by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, including any transaction described under Section 424(a) of the Code, or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends), the Committee will have authority to adjust, in any manner that it deems equitable, the number and class of shares of Common Stock subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the shares of Common Stock and other value determinations applicable to outstanding Awards, including as may be allowed or required under Section 424(a) of the Code.

SECTION 5.  ADMINISTRATION

     (a) Committee. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible Directors, employees and consultants who will receive Awards; (ii) grant Awards; (iii) determine the number and types of Awards to be granted to eligible Directors, employees and consultants; (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, including timing and price; (v) adopt, alter, and repeal administrative rules and practices governing this Plan; (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, including, where applicable, determining the method of valuing any Award and certifying as to the satisfaction of such Awards; (vii) prescribe the forms of any Notices of Award, Award Agreements, or other instruments relating to Awards; and (viii) otherwise supervise the administration of this Plan.

     (b) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

     (c) Decisions Final. All decisions by the Committee, and by any other Person or Persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all Persons.

     (d) No Liability. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

SECTION 6.  AWARDS

     (a) Grant of Awards. The Committee will determine the type or types of Awards to be granted to each Participant and will set forth in the related Notice of Award or Award Agreement the terms, conditions, vesting periods, and restrictions applicable to each Award. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company, whether or not granted under this Plan; without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of shares of Common Stock or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the shares of Common Stock that were transferred or the Award that was surrendered. The Company may assume obligations in respect of awards granted by any Person acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

     (b) Types of Awards. Awards may include, but are not limited to, the following:

          (i) Stock Appreciation Rights. A Participant who is granted an Award which is a Stock Appreciation Right shall have the right to receive a payment in cash or shares of Common Stock, equal to the excess of (A) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (B) the Fair Market Value, or other specified valuation, of such shares of Common Stock on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee.

          (ii) Stock Options. A Participant who is granted an Award which is a Stock Option shall have the right to purchase a specified number of shares of Common Stock, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code. The exercise price of a Stock Option that does not qualify as an Incentive Stock Option may be more or less than the Fair Market Value of the shares of Common Stock on the date the Stock Option is granted.

     (c) Limits on Awards. The maximum aggregate number of shares of Common Stock (i) for which Stock Options may be granted, and (ii) with respect to which Stock Appreciation Rights may be granted, to any particular employee during any calendar year during the term of this Plan is 75,000, subject to adjustment in accordance with Section 4(c).

     (d) Termination of Awards. Any Award granted under this Plan shall expire, and the Participant to whom such Award was granted shall have no further rights with respect thereto, on the tenth anniversary of the date of grant of such Award, or on such earlier date as may be established by the Committee and provided in the Notice of Award or Award Agreement with respect to such Award.

SECTION 7.  DEFERRAL OF PAYMENT

     With the approval of the Committee, the delivery of the shares of Common Stock cash, or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the receipt of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Stock Equivalent Units.

SECTION 8.  PAYMENT OF EXERCISE PRICE

     The exercise price of a Stock Option (other than an Incentive Stock Option) and any other Award for which the Committee has established an exercise price may be paid in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of shares of Common Stock, or by a combination of these methods, as and to the extent permitted by the Committee but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

SECTION 9.  TAXES ASSOCIATED WITH AWARDS

     Prior to the payment of an Award or upon the exercise or release thereof, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of shares of Common Stock, or by a combination of these methods or by any other method which does not disqualify the option as an Incentive Stock Option under applicable provisions of the Code.

SECTION 10.  TERMINATION OF EMPLOYMENT

     If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee or as specified in the particular Award Agreement or Notice of Award. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards.

SECTION 11.  TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS

     The Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Notice of Award or Award Agreement or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

          (i) Renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company.

          (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company.

     The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Notice of Award or Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.

SECTION 12.  CHANGE IN CONTROL

     In the event of a Change in Control of the Company, the Committee shall have the right, in its sole discretion, to (i) accelerate the exercisability of any Stock Options and Stock Appreciation Rights, notwithstanding any limitations set forth in the Plan; (ii) cancel all outstanding Stock Options and Stock Appreciation Rights in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of the transaction in question (the "Acquisition Consideration") that (a) with respect to Awards of Stock Options, the Participant would have received had the Stock Option been exercised prior to such transaction, less the applicable exercise price therefor, and (b) with respect to a Stock Appreciation Right, the Participant would have received had payment therefor been made by the Company prior to such transaction in shares of Common Stock; (iii) cause the Participant to have the right thereafter and during the term of the Stock Option or Stock Appreciation Right, to receive upon exercise thereof the Acquisition Consideration receivable upon the consummation of such transaction by a holder of the number of shares of Common Stock which might have been obtained upon exercise of all or any portion thereof; or (iv) take such other action as it deems appropriate to preserve the value of the Award to the Participant. Alternatively, the Committee shall also have the right to require any purchaser of the Company's assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable.

SECTION 13.  AMENDMENT, SUSPENSION, OR TERMINATION OF THIS PLAN;
            AMENDMENT OF OUTSTANDING AWARDS

     (a) Amendment, Suspension, or Termination of this Plan. The Board of Directors may amend, suspend, or terminate this Plan at any time; provided, however, that in no event, without the approval of the Company's shareholders, shall any action of the Committee or the Board of Directors result in:

          (i) increasing, except as provided in Section 4(c) hereof, the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan;

          (ii) making any changes which would cause any option granted under the Plan as an Incentive Stock Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code; or

          (iii) making any change which would eliminate the exemption provided by Rule 16b-3 for this Plan and for Awards granted under this Plan.

     (b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

SECTION 14.  AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES

     To the extent that the Committee deems appropriate to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those established under this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

SECTION 15.  NONASSIGNABILITY

     Unless otherwise determined by the Committee, (i) no Award granted under the Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, no Incentive Stock Option may be transferred or assigned pursuant to a qualified domestic relations order or exercised, during the Participant's lifetime, by the Participant's guardian or legal representative.

SECTION 16.  TERMS OF AWARDS AND RELATED AGREEMENTS NEED NOT BE IDENTICAL

     The form and substance of Awards, Award Agreements and Notices of Awards, whether granted at the same or different times, need not be identical. Subject only to the terms of the Plan, the Committee shall have the authority to prescribe the terms of any Awards and the provisions of any Award Agreements, Notices of Award or other instruments entered into with respect to the same; it being expressly understood that the Committee shall have the authority to include in any such Award Agreements, Notices of Award or other instruments relating to Awards, such representations, warranties, covenants and agreements on behalf of the Company or the participant as it deems necessary or appropriate, including, without limitation, covenants relating to non-competition, non-solicitation and non-disclosure of confidential information.

SECTION 17.  GOVERNING LAW

     The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Delaware.

SECTION 18.  NO RIGHTS AS EMPLOYEES/STOCKHOLDERS

     Nothing in the Plan or in any Award Agreement or Notice of Award shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate, or to serve as a member of the Board or to be entitled to receive any remuneration or benefits not set forth in the Plan or such Award Agreement or Notice of Award, or to interfere with or limit either the right of the Company or an Affiliate to terminate the employment of such Participant at any time or the right of the stockholders of the Company to remove him or her as a member of the Board with or without cause. Nothing contained in the Plan or in any Award Agreement or Notice of Award shall be construed as entitling any Participant to any rights of a stockholder as a result of the grant of an Award until such time as shares of Common Stock are actually issued to such Participant pursuant to the exercise of a Stock Option or Stock Appreciation Right.

SECTION 19.  EFFECTIVE AND TERMINATION DATES

     (a) Effective Date.  This Plan was approved by the Board of Directors on
               , 199 and becomes effective upon adoption by the affirmative vote of the holders of a majority of the voting power of the Company represented by the shares of Common Stock represented in person or by proxy, at any annual or special meeting of stockholders at which a quorum is present. The Plan shall be deemed to be adopted on the date of such stockholder meeting.

     (b) Termination Date. This Plan will continue in effect until midnight on March 5, 2007; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on Restricted Stock or any other Award granted on or before that date may extend beyond such date.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer as of the effective date of the Plan.

                                          HEALTH O METER PRODUCTS, INC.

                                          By:
                                            ------------------------------------
                                             Peter C. McC. Howell, Chairman and
                                                  Chief Executive Officer

                            HEALTH O METER PRODUCTS, INC.
                  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR THE ANNUAL MEETING ON MARCH 6, 1997.

   P     The undersigned hereby constitutes and appoints Peter C. McC.
   R     Howell, S. Donald McCullough and Steven M. Billick, and each of
   O     them, his true and lawful agents and proxies with full power of
   X     substitution in each, to represent the undersigned at the Annual
   Y Meeting of Stockholders of Health o meter Products, Inc. to be held at The Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio on Thursday, March 6, 1997, and at any adjournments thereof, on all matters coming before said meeting.

            Election of Directors, Nominees:                               (change of address)
            S. Donald McCullough, Thomas R. Shepherd and                   _________________________________
            Frank E. Vaughn                                                _________________________________
                                                                           _________________________________
                                                                           __________________________________
                                                                           (If you have written in the above
                                                                           space, please mark the
                                                                           corresponding box on the reverse
                                                                           side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES
    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
    RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN
    AND RETURN THIS CARD.                                                         SEE REVERSE
                                                                                     SIDE



                                 DETACH CARD


            X   PLEASE MARK YOUR                                              SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.

                  FOR      WITHHELD                           FOR   AGAINST  ABSTAIN                        FOR   AGAINST  ABSTAIN
1. Election of                        2. Amendment to         / /     / /      / /    3. Approve and adopt  / /     / /     / /
   Directors      / /        / /         the Certificate of                              the Health o meter
   (see reverse)                         Incorporation to                                Products, Inc. 1997
                                         change the                                      Stock Option and
                                         Company's name                                  Incentive Plan.
                                         to "Signature
                                         Brands USA,                                                        FOR   AGAINST  ABSTAIN
                                         Inc."                                         4. Ratification of   / /     / /      / /
                                                                                          appointment of
For, except vote withheld from the following nominee(s):                                  KPMG Peat Marwick LLP
_______________________________________________________                                   as independent
                                                                                          auditors.
                                                                Change
                                                                  of     / /            5. In their discretion, the proxies are
                                                                Address                    authorized to vote upon such other
                                                                                           business as may properly come before
                                                                                           the meeting.



SIGNATURE(S)  _____________________________________________________________   DATE __________

SIGNATURE(S)  _____________________________________________________________   DATE __________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.